POLICY MANAGEMENT SYSTEMS CORPORATION'S
     LIST OF SUBSIDIARIES
     AS OF 12/31/97
                                                                JURISDICTION
                                                               OF INCORPORATION
SUBSIDIARY  NAME                                               OR ORGANIZATION
----------------                                               ---------------

PMSI, L.P.                                            Texas Limited Partnership
Cybertek Solutions, L.P.                              Texas Limited Partnership
Policy  Management  Corporation                                 South Carolina
PMSC  Limited  (formerly  known as Policy Management Systems          Delaware
     International,  Ltd.)
ViLink  Corporation                                                   Delaware
Policy  Management  Systems  Canada,  Ltd.                              Canada
CYBERTEK  Corporation                                                    Texas
Policy  Management  Systems  Investment,  Inc.                        Delaware
Policy  Management  Systems  (Germany)  GmbH                           Germany
Policy  Management  Systems  (Barbados),  Ltd.                        Barbados
Policy  Management  Systems    Osterreich  GmbH                         Austria
Policy  Management  Systems  Norden  AS                                 Norway
PMSC Pty Limited (formerly known as PMS Asia-Pacific Pty Limited)    Australia
PMS  Creative  Limited                                          United Kingdom
PMSC  Limited  (formerly known as PMS Asia Pacific Limited)          Hong Kong
Information  Services  Holding,  Inc.                                 Delaware
Life  Software  Holding,  Inc.                                        Delaware
Software  Services  Holding,  Inc.                                    Delaware
PMS  micado  Software  Consult  GmbH  (formerly  known  as  Micado     Germany
     Beteiligungs  Und  VerwaltungsGmbH)
Policy  Management  Systems  Corporation AB (formerly known as          Sweden
     Policy  Management  Systems  Norden  Aktiebolag)
Policy  Management  Systems  Norden  A/S                               Denmark
Creative  Computer  Systems  Pty.  Ltd.                              Australia
Creative  Solutions  B.V.                                      The Netherlands
Creative  Software  Development Limited                         United Kingdom
PMS  Creative  SA  (Proprietary)  Limited                         South Africa
Creative  Insurance  Services  Limited                          United Kingdom
Policy  Management  Systems  Europe  Limited                    United Kingdom
PMS  micado  ProduktSysteme  Gesellschaft fur EDV Vetrieb mbH          Germany
Software  Consult  micado  AG/SA/Ltd.                              Switzerland
PMSC Limited (formerly known as PMS Asia-Pacific (NZ) Limited)     New Zealand
Policy  Management  Systems  India  Private  Limited                     India
Branch  office of PMSC Limited (Delaware) in Singapore               Singapore
Representative  office  of  Policy  Management  Systems
    Europe  Limited  in  Spain                                           Spain
PMSC  Limited  (formerly  known as PMS Creative (Ireland) Limited)     Ireland
Branch  office  of  PMSC Limited (Delaware) in Thailand               Thailand